                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14 a-12


                             MUNDER SERIES TRUST II

------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

 ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

(MUNDER LOGO)

                                                        Tuesday, January 2, 2007

                               ADJOURNMENT NOTICE
                             MUNDER HEALTHCARE FUND

Dear Shareholder:

We are writing to inform you that of the 25 Munder Funds for which Special Meetings of Shareholders were recently held, only the Munder Healthcare Fund still needs additional shareholder participation in order to complete its proxy solicitation and close its Special Meeting. We apologize for the inconvenience of the many letters you have received from the Munder Funds reminding you to vote, but it is critical that we reach you. PLEASE VOTE TODAY SO THAT THIS MEETING MAY BE HELD WITHOUT ANY FURTHER DELAY OR EXPENSE! In order to give you additional time to vote your proxy, we have adjourned this meeting until JANUARY 23, 2007.

The one remaining proposal to be voted on by shareholders is a legal reorganization intended to give the Munder Healthcare Fund the same benefits of being organized in Delaware that all other Munder Funds already have. Approval of this proposal, which is described in the proxy statement, requires an affirmative vote of 50% of the Fund's outstanding shares. Right now, we need ONLY 6% MORE of the Fund's outstanding shares to vote to pass this proposal. Please take a moment and cast your important vote on this matter. If you have any questions about the proposal or about how to cast your vote, you can call toll-free 1-800-331-7487. Otherwise, to quickly and conveniently vote your shares today, please use one of the voting options below.

                           YOU HAVE THE RIGHT TO VOTE
                   AND CASTING THAT VOTE ONLY TAKES A MINUTE!

EVERY VOTE COUNTS!

You may feel that you do not own enough shares to make a difference; however, the fact that we are writing to you now means we really do need your vote.

Another copy of your proxy card has been enclosed with this letter for your convenience. Again, should you have any questions regarding this information, please call the toll-free number 1-800-331-7487. For your convenience, please utilize one of the easy methods listed at the right to register your vote.

"phone logo"      1.   VOTE BY PHONE. You may simply call the toll-free number
                       found on the enclosed proxy card.

"computer logo"   2.   VOTE THROUGH THE INTERNET. Log on to www.proxyvote.com
                       and follow  the instructions on the website.

"envelope logo"   3.   VOTE BY MAIL. You may cast your vote by signing and
                       dating the enclosed proxy card and inserting it in the postage-paid envelope provided.

Thank you in advance for your assistance.


-----------------------------------------
John S. Adams
President and Principal Executive Officer
The Munder Funds

(THEALTMANGROUP LOGO)                                       Shareholder Services

                                                       Thursday, January 4, 2007

                               URGENT: PLEASE READ

REG 1
REG 2
REG 3
REG 4
REG 5
REG 6

Re: MUNDER HEALTHCARE FUND

Dear Shareholder:

The Munder Funds have retained the Altman Group to contact you in an effort to complete the Munder Healthcare Fund proxy solicitation that began in September, 2006. We have tried on numerous occasions to get in touch with you to assist you in voting your shares, but at this point have been unsuccessful. You may feel that you do not own enough shares to make a difference; however, the fact that we are writing to you now means we really do need your vote.

The one remaining proposal to be voted on by shareholders is a legal reorganization intended to give the Munder Healthcare Fund the same benefits of being organized in Delaware that all other Munder Funds already have.

Please contact me immediately at 1-800-314-9816 EXT. 4021. It will only take a few moments, so please call today.

Thank you in advance for your assistance with this matter.

Sincerely,


------------------------------------
Frederick M. Bonnell
Managing Director
Shareholder Services

                                                                         "TAGID"

                  60 East 42nd Street, New York, New York 10165